Exhibit 99.1

Gulf Resources Reports Unaudited Financial Results for Three and Nine Months Ended September 30,2023

SHOUGUANG, China, Nov. 20, 2023 (GLOBE NEWSWIRE) -- Gulf Resources (NASDAQ:GURE) a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the three and nine months ended September 30, 2023.

•	In the third quarter, sales declined by 74%.

•	Net income after tax was a loss of $1,775,797 compared to a profit of $8,967,380.

•	Net loss per share was ($0.17*) compared to a net profit of $0.86*.

•	Ending cash was $103,774,977 or $9.95* per share.

•	Shareholders’ equity was $260,723,332 or $24.99* per share.

Results for the Three Months Ended Sept. 30,2023

In the third quarter of 2023, revenue declined by 74% to $5,865,615 from $22,862,795. Specifically, Bromine revenues decreased by 75% to $4,908,152 from $19,845,773. The decrease in net revenues was primarily due to a 43% reduction in the volume of tonnes sold and a 57% decrease in average selling price. During the quarter, the average selling price was $3,237 compared to $7,474. As of November 16, 2023, based on sunsirs.com data, the price of bromine has seen an increase of 7.4% to $3,477.

The decrease in selling price of bromine reflects both the economic weakness in China and an excess inventory of antiseptics following the aftermath of COVID. The reduction in tonnes sold reflects the company’s strategic decision not to engage in price competition, aiming to safeguard the long-term value of its resources.

Additionally, crude salt revenues declined by 70% due to an 18% decline in pricing and a 63% decrease in tonnes produced. As crude salt is a by-product of bromine, the decreased production of bromine resulted in a reduction in production of crude salt. There were no revenues generated from our chemical products business, while our natural gas business obtained $67,907 in revenues through equipment leasing.

Gross profit for the quarter was amounted to a loss of $508,287 compared to a profit of $14,457,101 in the previous year. Specifically, our bromine business suffered a gross profit loss of $1,087,344 compared to a profit of $12,483,670 while crude salt achieved a gross profit of $511,456 compared to $1,891,447 previously.

The Company incurred direct labor and factory overheads amounting to $1,007,689 during plant shutdowns, compared to $1,910,318 previously. General & Administrative expenses were $762,884 compared to $584,473 previously.

Consequently, our loss from operations was amounted to $2,293,288 compared to a profit of $11,942,592 in the prior period. The net Income after tax was a loss of $1,775,797 compared to a profit of $8,967,380, and the net loss per share was ($0.17*) compared to a net profit of $0.86*.

Results for the 9 months Ended Sept. 30, 2023

Revenues over the 9 months declined by 51%, decreasing to $23,173,404 from $47,505,246. Specifically, bromine revenues also fell by 51% to $20,734,871 from $41,865,598. Notably, there was a 9% increase in bromine tonnes sold, reflecting the addition of factory No.8. However, despite this, the gross profit margin decrease to 7%, down from 57%. Throughout the nine months, the average selling price of bromine was $3,493 per tonne compared the previous rate of $7,674 per tonne.

Revenues from crude salt also declined by 51% to $2,287,672 from $5,506,655, while the production volume declined by 51%. No revenues were generated from chemicals business. Conversely, revenues from natural gas increased by 13% to $150,861 from equipment leasing.

The gross profit for the 9 months totaled $2,708,986 compared to $26,448,464. Specifically, the bromine business accrued a gross profit of $1,547,251 compared to $23,717,338 in the previous period. Our crude salt business achieved a gross profit of $1,011,553 compared to $2,598,547. Meanwhile, Our chemical business recorded no gross profit, and our natural gas business marked a gross profit of $150,182 compared to $132,579 previously.

The Company incurred direct labor and factory overheads during plant shutdowns amounting to $4,471,954 compared to $6,022,206 in the previous period. General & Administrative expenses were $2,266,260 compared to $3,384,063 previously.

As a result, our loss from operations was amounted to $4,011,944 compared to a profit of $16,986,668 previously.

Net income was a loss of ($3,015,360) compared to a profit of $12,749,228 previously, and the net loss per share was ($0.29*) compared to a profit of $1.22*.

Cash Flow
During the 9 months ended September 30,2023, we generated $9,869,612 from operating activities and invested $15,197,648 primarily in our flood protection program.

Balance Sheet
As of September 30, 2023, our cash balance was $103,774,977. Based on 10,431,924 shares issued and outstanding, this translates to $9.95* in cash per share.

Net, net cash (cash minus all liabilities) was $85,605,432 or $8.21* per share.

Working capital was $105,067,391 or $10.07* per share.

Shareholders’ equity was $260,723,332 or $24.99* per share.

Commentary
“In the third quarter,” remarked, Mr. Liu Xiaobin, our CEO, “our results were adversely impacted by the deminished price of bromine. We attribute this drop in price to two major factors. First, the sluggish state of the construction market in China led to reduced purchases of bromine for fire retardants applications. Secondly, and the waning impact of the COVID pandemic resulted in decreased demand for bromine in medical instruments and sterilization.”

“Despite these challenges, our company remains optimistic about the long-term equilibrium of bromine’s demand and supply,” Mr. Liu continued. “We anticipate a resurgence in demand for bromine-based products. Emerging products, such as zinc/bromine batteries and new medical products presents opportunities for sustained demand growth. However, the supply of bromine continues to be constrained. Notably, based on 2022 production data, we estimate probably over 75% of global bromine production is concentrated in regions like Israel, Jordan, and Ukraine, which currently face military conflicts or wars.”

“We adopt a prudent strategy in navigating the market,” Mr. Liu added. “We have held back seeking approval to open factories #2 and #10 as we await improved pricing. Additionally, we have postponed the procurement of the final equipment for our chemical factory until we gain clearer insights into opportunities for derivative bromine products. We have scaled back our sales, anticipating higher returns from future bromine sales.”

“Since the end of the quarter,” Mr. Liu concluded, “we have observed a gradual but consistent uptick in the market price of bromine. We are vigilantly monitoring events in the Middle East, recognizing that any disruptions in the Dead Sea region could suddenly alter market dynamics. Looking ahead, we envision returning to profitability in the forthcoming quarters. Moreover, we aim to progress with the opening of our chemical factory, obtaining approvals for our remaining two bromine factories, and ideally resuming our natural gas and brine exploration in Sichuan Province.”

(*These calculations are based on the number of shares issued and outstanding of 10,431,924 shares as of September 30, 2023)

Conference Call

Gulf Resources management will host a conference call on Monday, November 20, 2023 at 07:30 PM Eastern Time to discuss its Third Quarter 2023 results ended September 30, 2023.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial Toll Free +1 (888) 506-0062 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (973) -528-0011, and please reference to “Gulf Resources” or Participant Access Code: 158196 while dial in.

The webcasting is also available then, just simply click on the link below:

http://www.gulfresourcesinc.com/news-28.html

A replay of the conference call will be available two hours after the call's completion and will expire on Monday, November 27, 2023. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 49480.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	September 30, 2023 Unaudited	December 31, 2022 Audited
Current Assets
Cash	$103,774,977	$108,226,214
Accounts receivable	2,150,118	5,363,166
Inventories, net	874,820	1,598,572
Prepayments and deposits	8,135,608	4,236,782
Other receivable	2,571	637
Total Current Assets	114,938,094	119,425,371
Non-Current Assets
Property, plant and equipment, net	140,872,750	149,916,766
Finance lease right-of use assets	155,269	163,868
Operating lease right-of-use assets	7,668,554	8,098,427
Prepaid land leases, net of current portion	9,254,124	9,508,001
Deferred tax assets	6,004,086	5,318,909
Total non-current assets	163,954,783	173,005,971
Total Assets	$278,892,877	$292,431,342

Liabilities and Stockholders’ Equity
Current Liabilities
Payable and accrued expenses	$6,151,025	$7,823,722
Taxes payable-current	521,826	699,563
Amount due to a related party	2,572,720	2,605,694
Finance lease liability, current portion	188,750	213,346
Operating lease liabilities, current portion	436,382	433,440
Total Current Liabilities	9,870,703	11,775,765
Non-Current Liabilities
Finance lease liability, net of current portion	1,254,618	1,461,721
Operating lease liabilities, net of current portion	7,044,224	7,575,651
Total Non-Current Liabilities	8,298,842	9,037,372
Total Liabilities	$18,169,545	$20,813,137

Commitment and Loss Contingencies

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 10,717,754 shares issued; and 10,431,924 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	24,376	24,476
Treasury stock; 285,830 shares as of September 30, 2023 and December 31, 2022 at cost	(1,372,673)	(1,372,673)
Additional paid-in capital	101,237,059	101,237,059
Retained earnings unappropriated	155,074,175	158,089,535
Retained earnings appropriated	26,667,097	26,667,097
Accumulated other comprehensive loss	(20,906,802)	(13,027,289)
Total Stockholders’ Equity	260,723,332	271,618,205
Total Liabilities and Stockholders’ Equity	$278,892,877	$292,431,342

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended September 30,		Nine -Month Period Ended September 30,
	2023	2022	2023	2022

NET REVENUE
Net revenue	$5,865,615	$22,862,795	$23,173,404	$47,505,246

OPERATING INCOME (EXPENSE)
Cost of net revenue	(6,373,902)	(8,405,694)	(20,464,418)	(21,056,782)
Sales, marketing and other operating expenses	(14,428)	(19,681)	(42,850)	(47,086)
Direct labor and factory overheads incurred during plant shutdown	(1,007,689)	(1,910,318)	(4,471,954)	(6,022,206)
General and administrative expenses	(762,884)	(584,473)	(2,266,260)	(3,384,063)
Other operating income (loss)	—	(37)	60,134	(8,441)
	(8,158,903)	(10,920,203)	(27,185,348)	(30,518,578)

INCOME(LOSS) FROM OPERATIONS	(2,293,288)	11,942,592	(4,011,944)	16,986,668

OTHER INCOME (EXPENSE)
Interest expense	(23,791)	(27,715)	(81,322)	(94,703)
Interest income	57,758	63,470	201,127	213,546
Other (income) expenses	—	—	—	—
INCOME(LOSS) BEFORE TAXES	(2,259,321)	11,978,347	(3,892,139)	17,105,511

INCOME TAX EXPENSE	483,524	(3,010,967)	876,779	(4,356,283)
NET INCOME(LOSS)	$(1,775,797)	$8,967,380	$(3,015,360)	$12,749,228

COMPREHENSIVE LOSS:
NET INCOME(LOSS)	$(1,775,797)	$8,967,380	$(3,015,360)	$12,749,228
OTHER COMPREHENSIVE LOSS
- Foreign currency translation adjustments	2,247,978	(15,930,276)	(7,879,513)	(30,774,686)
COMPREHENSIVE INCOME(LOSS)	$472,181	$(6,962,896)	$(10,894,873)	$(18,025,458)

INCOME(LOSS) PER SHARE:
BASIC AND DILUTED	$(0.17)	$0.86	$(0.29)	$1.22

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC AND DILUTED	10,431,924	10,471,924	10,431,924	10,471,924

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Nine-Month Period Ended September 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(3,015,360)	$12,749,228
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization on capital lease	80,252	93,630
Depreciation and amortization	15,385,624	16,259,285
Unrealized exchange gain on translation of inter-company balances	165,444	45,195
Deferred tax asset	(1,002,511)	3,809,038
Common stock issued for services	—	—
Issuance of stock options to employee	—	—
Changes in assets and liabilities:
Accounts receivable	3,132,796	3,451,924
Inventories	718,994	27,073
Prepayments and deposits	(3,947,311)	324,685
Other receivables	—	—
Accounts and Other payable and accrued expenses	(1,503,845)	1,553,583
Retention payable	—	—
Taxes payable	(229,600)	(365,255)
Prepaid land leases	—	—
Operating lease	85,129	(847,362)
Net cash provided by (used in) by operating activities	9,869,612	37,101,024

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property, plant and equipment	(15,197,648)	(33,217,987)
Net cash used in investing activities	(15,197,648)	(33,217,987)

CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of finance lease obligation	(267,810)	(283,915)
Net cash used in financing activities	(267,810)	(283,915)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,144,609	(6,728,107)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,451,237)	(3,128,985)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	108,226,214	95,767,263
CASH AND CASH EQUIVALENTS - END OF PERIOD	$103,774,977	$92,638,278

	Periods Ended September 30,
	2023	2022
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Paid for taxes	$4,930,601	$6,034,948
Interest on finance lease obligation	$80,252	$93,630
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sells crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact Data

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu

beishengrong@vip.163.com